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                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

                               September 8, 2000

                                                                     Exhibit 5.1


Radiance Medical Systems, Inc.
13700 Alton Parkway, Suite 160
Irvine, California 92618


        Re: Registration Statement on Form S-2 -- Registration No. 333-44450


Ladies and Gentlemen:


        At your request, we have examined Registration Statement on Form S-2, Registration No. 333-44450, filed by Radiance Medical Systems, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 24, 2000 (as amended by Amendment No. 1 thereto and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,278,150 shares of Common Stock of the Company, $0.001 par value (the "Common Stock"). The Common Stock includes 1,927,584 shares to be sold by the Company, of which 427,584 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, and up to 1,350,566 shares of Common Stock to be sold by the selling stockholder. The shares of Common Stock are to be sold to the underwriters as described in the Registration Statement for sale to the public.


        As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

        Based on the foregoing, it is our opinion that the 3,278,150 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                   Very truly yours,



                                   STRADLING, YOCCA, CARLSON & RAUTH